Exhibit 99.1
Explanation of Responses

Reporting Person:	Victory Park Capital Advisors, LLC

Address:	227 West Monroe Street, Suite 3900
Chicago, Illinois 60606

Issuer and Ticker
Symbol:	Unigene Laboratories, Inc. [UGNE]

Relationship of	Director and 10% Owner
Reporting Person to
Issuer:

Date of Event	1/16/11
Requiring Statement:
Explanation of Responses:
Victory Park Credit Opportunities Master Fund, Ltd. (“Credit Opportunities”), VPC Fund II, L.P. (“VPC Fund”), Victory Park GP II, LLC (“Victory Park GP”), Victory Park Capital Advisors, LLC (“Capital Advisors”) and Jacob Capital, L.L.C. (“Jacob Capital”) are referred to collectively in this Form 3 as the “Reporting Persons.” Richard Levy, a member of the board of directors of the Issuer (the “Board”), previously reported his interest in the Credit Opportunities Note and the VPC Fund Note on a Form 3 filed on March 19, 2010, and, in the future, Richard Levy and the other Reporting Persons may jointly file Section 16 filings with respect to the Common Stock, the Credit Opportunities Note or the VPC Fund Note. Credit Opportunities disclaims any beneficial ownership of the VPC Fund Note, and VPC Fund disclaims any beneficial ownership of the Credit Opportunities Note and the shares of Common Stock beneficially owned by Credit Opportunities. Each of the other Reporting Persons disclaims beneficial ownership of any of the securities reported in this Form 3 except to the extent of its pecuniary interest therein.
Each of the Reporting Persons became a “10% owner” of the Common Stock on January 16, 2011 because each of the Credit Opportunities Note and the VPC Fund Note is first becoming convertible into shares of Common Stock on March 17, 2011 (60 days following January 16, 2011), as described in this Form 3.
Pursuant to that certain Amended and Restated Financing Agreement, dated as of March 16, 2010, by and among the Issuer, the financial institutions party thereto as “Lenders” (including Credit Opportunities and VPC Fund) and Victory Park Management, LLC (an affiliate of each of the Reporting Persons), as administrative agent and collateral agent for the Lenders and the Holders (as defined therein), Richard Levy was appointed as a member of the Board, effective March 17, 2010, and, subject to certain conditions, the Board is obligated to nominate Mr. Levy for reelection to the Board at each meeting of stockholders of the Issuer at which directors are to be elected. Accordingly, Richard Levy serves on the Board as a representative of each of Credit Opportunities, VPC Fund, Victory Park GP, Capital Advisors and Jacob Capital. This Form 3 Amendment is being filed to add the foregoing sentences in this paragraph to the original Form 3 filing.
JOINT FILER INFORMATION

Reporting Person:	Victory Park Credit Opportunities Master Fund, Ltd.

Address:	c/o Victory Park Capital Advisors, LLC
227 West Monroe Street, Suite 3900
Chicago, Illinois 60606

Designated Filer:	Victory Park Capital Advisors, LLC

Issuer and Ticker	Unigene Laboratories, Inc. [UGNE]
Symbol:

Relationship of	Director and 10% Owner
Reporting Person to
Issuer:

Date of Event	1/16/11
Requiring Statement:
VICTORY PARK CREDIT OPPORTUNITIES
MASTER FUND, LTD.
By: /s/ Richard Levy
Name: Richard Levy
Its: Attorney-in-Fact
JOINT FILER INFORMATION

Reporting Person:	VPC Fund II, L.P.

Address:	c/o Victory Park Capital Advisors, LLC
227 West Monroe Street, Suite 3900
Chicago, Illinois 60606

Designated Filer:	Victory Park Capital Advisors, LLC

Issuer and Ticker
Symbol:	Unigene Laboratories, Inc. [UGNE]

Relationship of	Director and 10% Owner
Reporting Person to
Issuer:

Date of Event	1/16/11
Requiring Statement:
VPC FUND II, L.P.
By: Victory Park GP II, LLC, its general partner
By: Jacob Capital, L.L.C., its manager
By: /s/ Richard Levy
Name: Richard Levy
Its: Sole Member
JOINT FILER INFORMATION

Reporting Person:	Victory Park GP II, LLC

Address:	c/o Victory Park Capital Advisors, LLC
227 West Monroe Street, Suite 3900
Chicago, Illinois 60606

Designated Filer:	Victory Park Capital Advisors, LLC

Issuer and Ticker
Symbol:	Unigene Laboratories, Inc. [UGNE]

Relationship of	Director and 10% Owner
Reporting Person to
Issuer:

Date of Event	1/16/11
Requiring Statement:
VICTORY PARK GP II, LLC
By: Jacob Capital, L.L.C., its manager
By: /s/ Richard Levy
Name: Richard Levy
Its: Sole Member
JOINT FILER INFORMATION

Reporting Person:	Jacob Capital, L.L.C.

Address:	c/o Victory Park Capital Advisors, LLC
227 West Monroe Street, Suite 3900
Chicago, Illinois 60606

Designated Filer:	Victory Park Capital Advisors, LLC

Issuer and Ticker Symbol:	Unigene Laboratories, Inc. [UGNE]

Relationship of	Director and 10% Owner
Reporting Person to
Issuer:

Date of Event	1/16/11
Requiring Statement:
JACOB CAPITAL, L.L.C.
By: /s/ Richard Levy
Name: Richard Levy
Title: Sole Member